Exhibit 10.14

CLIFFORD CHANCE LLP

EXECUTION VERSION

AVIS BUDGET EMEA LIMITED

AS GUARANTOR

IN FAVOUR OF

DEUTSCHE TRUSTEE COMPANY LIMITED

AS ISSUER SECURITY TRUSTEE

AVIS EUROPE PAYMENT GUARANTEE

THIS AVIS EUROPE PAYMENT GUARANTEE is made as a deed on 5 March 2013

BY:

(1)	AVIS BUDGET EMEA LIMITED (the “Guarantor”) (registered number 03311438) whose registered office is at Avis Budget House, Park Road, Bracknell, Berkshire RG12 2EW; in favour of

(2)	DEUTSCHE TRUSTEE COMPANY LIMITED a company incorporated under the laws of England and Wales, with company number 00338230, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, in its capacity as Issuer Security Trustee for and on behalf of the Issuer Secured Creditors (the “Issuer Security Trustee”).

WHEREAS

(A)	The Issuer has entered into the Issuer Agreements.

(B)	The Issuer Security Trustee holds the benefit of the Issuer Security for and on behalf of the Issuer Secured Creditors.

1.	INTERPRETATION, DEFINITIONS AND CONSTRUCTION

1.1	Interpretation

Unless otherwise defined in this Avis Europe Payment Guarantee or the context requires otherwise, capitalised words and expressions used in this Avis Europe Payment Guarantee have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

1.2	Definitions

“Issuer Agreements” means each Transaction Document to which the Issuer is party and pursuant to which it has payment obligations (other than the Issuer Subordinated Facility Agreement) and the Senior Notes.

“Principal” means the Issuer.

1.3	Inconsistencies with other Transaction Documents

If there is any inconsistency between the definitions given in this Avis Europe Payment Guarantee and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Avis Europe Payment Guarantee will prevail.

1.4	Construction

The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to “this Agreement” were to this Avis Europe Payment Guarantee.

2.	INCORPORATION OF COMMON TERMS

The Common Terms shall be incorporated by reference into this Avis Europe Payment Guarantee. If there is any conflict between the Common Terms as incorporated by reference into this Avis Europe Payment Guarantee and the other provisions of this Avis Europe Payment Guarantee, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

3.	AMENDMENTS

This Avis Europe Payment Guarantee cannot be amended without the consent of the Parties hereto.

4.	GUARANTEE

4.1	The Guarantor irrevocably and unconditionally:

4.1.1	guarantees to the Issuer Security Trustee the due and punctual observance and performance by the Issuer of all its payment obligations under or pursuant to the Issuer Agreements and agrees to pay to the Issuer Security Trustee from time to time on demand all sums of money which the Issuer is at any time liable to pay to the Issuer Security Trustee under or pursuant to each Issuer Agreement and which have become due and payable but have not been paid at the time such demand is made;

4.1.2	undertakes with the Issuer Security Trustee that whenever the Issuer does not pay any amount when due under or in connection with any Issuer Agreement the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

4.1.3	agrees with the Issuer Security Trustee that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Issuer Security Trustee immediately on demand against any cost, loss or liability it incurs as a result of the Issuer not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Issuer Agreement on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 4 if the amount claimed had been recoverable on the basis of a guarantee.

4.2	The provisions of clause 27.2.1 (Limited recourse against the Issuer) of the Framework Agreement shall not be taken into consideration when determining the amounts due and payable by the Issuer under Clauses 4.1.1 and 4.1.2 above.

4.3	If the Issuer Security Trustee makes a demand under this Avis Europe Payment Guarantee, the Guarantor shall pay interest on each sum demanded (before and after any judgment and to the extent, interest at the default rate is not otherwise being paid on such sum(s)) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of the relevant Issuer Agreement provided that the Guarantor shall not pay such interest where the Issuer Security Trustee has credited amounts received from the Guarantor to a suspense account pursuant to Clause 8.2. Any interest accruing under this Clause 4.3 shall be immediately due and payable by the Guarantor on demand by the Issuer Security Trustee. If such interest is unpaid, it will be compounded but will remain immediately due and payable.

5.	PRESERVATION OF RIGHTS

5.1	The obligations of the Guarantor contained in this Avis Europe Payment Guarantee shall be in addition to and independent of every other security which the Issuer Security Trustee may at any time hold in respect of the Principal’s obligations under any Issuer Agreement.

5.2	Neither the obligations of the Guarantor contained in this Avis Europe Payment Guarantee nor the rights, powers and remedies conferred in respect of the Guarantor upon the Issuer Security Trustee by this Avis Europe Payment Guarantee or by law shall be discharged, impaired or otherwise affected by:

5.2.1	any insolvency or similar proceedings;

5.2.2	any of the obligations of the Principal or any other person under an Issuer Agreement or any other document or under any other security relating to an Issuer Agreement or such other document being or becoming illegal, invalid, unenforceable or ineffective in any respect;

5.2.3	any time, waiver or consent granted to, or composition with, the Principal or other person;

5.2.4	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of an Issuer Agreement or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under an Issuer Agreement or other document or any variation, waiver or release of, any obligation of the Principal or any other person under an Issuer Agreement or under any other security;

5.2.5	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Principal or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

5.2.6	any failure to take, or fully to take, any security contemplated by an Issuer Agreement or otherwise agreed to be taken in respect of the Principal’s obligations under an Issuer Agreement;

5.2.7	any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Principal’s obligations under an Issuer Agreement;

5.2.8	any other act, event or omission which, but for this Clause 5.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in this Avis Europe Payment Guarantee or any of the rights, powers or remedies conferred upon the Issuer Security Trustee by an Issuer Agreement, this Avis Europe Payment Guarantee or by law;

5.2.9	the release of the Principal or any other person under the terms of any composition or arrangement with any creditor of the Principal; or

5.2.10	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Principal or any other person.

5.3	Any settlement or discharge given by the Issuer Security Trustee to the Guarantor in respect of the Guarantor’s obligations under this Avis Europe Payment Guarantee or any other agreement reached between the Issuer Security Trustee and the Guarantor in relation to it shall be, and be deemed always to have been, void if any act on the faith of which the Issuer Security Trustee gave the Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

5.4	The Issuer Security Trustee shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by this Avis Europe Payment Guarantee or by law:

5.4.1	to make any demand of the Principal;

5.4.2	to take any action or obtain judgment in any court against the Principal;

5.4.3	to make or file any claim or proof in a winding-up or dissolution of the Principal;

5.4.4	to enforce or seek to enforce any security taken in respect of any of the obligations of the Principal under an Issuer Agreement; or

5.4.5	to claim any contribution from any other guarantor of the Principal’s obligations under an Issuer Agreement.

5.5	The Guarantor agrees that, so long as the Principal is under any actual or contingent payment obligations under an Issuer Agreement, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations under this Avis Europe Payment Guarantee:

5.5.1	to be indemnified by the Principal or to receive any collateral from the Principal; and/or

5.5.2	to claim any contribution from any other guarantor of the Principal’s obligations under an Issuer Agreement; and/or

5.5.3	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Issuer Security Trustee under an Issuer Agreement or of any other security taken pursuant to, or in connection with, an Issuer Agreement by the Issuer Security Trustee.

6.	PAYMENTS

6.1	The provisions of an Issuer Agreement relating to the payments to be made under it (including, without limitation, those regulating what is to happen if the Principal is required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made under this Avis Europe Payment Guarantee.

6.2	The Issuer Security Trustee may make a demand under or pursuant to this Avis Europe Payment Guarantee in the form of Schedule 1 of this Avis Europe Payment Guarantee only when so directed in accordance with paragraph 8 of the Issuer Intercreditor Terms.

7.	CONTINUING SECURITY

This Avis Europe Payment Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Principal under the Issuer Agreements, regardless of any intermediate payment or discharge in whole or in part.

8.	APPROPRIATIONS

Until all amounts which may be or become payable by the Principal under or in connection with the Issuer Agreements have been irrevocably paid in full, the Issuer Security Trustee may:

8.1	refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

8.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Avis Europe Payment Guarantee.

9.	REINSTATEMENT

If any discharge, release or arrangement (whether in respect of the obligations of the Principal or any security for those obligations or otherwise) is made by the Issuer Security Trustee in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Avis Europe Payment Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

10.	IMMEDIATE RECOURSE

The Guarantor waives any right it may have of first requiring the Issuer Security Trustee (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Avis Europe Payment Guarantee. This waiver applies irrespective of any law or any provision of an Issuer Agreement to the contrary.

11.	COSTS AND EXPENSES

All the Issuer Security Trustee’s costs, liabilities and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with the enforcement of this Avis Europe Payment Guarantee or otherwise in relation to it, shall be reimbursed by the Guarantor on demand on a full indemnity basis together with interest from the date such costs, liabilities and expenses were incurred to the date of payment at such rates as the Issuer Security Trustee may reasonably determine.

12.	REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants that: (i) it is not resident in Ireland, (ii) the obligations of the Guarantor under this Avis Europe Payment Guarantee will not be performed in Ireland and that any payment made under this Avis Europe Payment Guarantee will be paid outside of Ireland; (iii) it will not receive any direct or indirect payment in consideration for guaranteeing or indemnifying any of the obligations of the Issuer under the Transaction Documents pursuant to this Avis Europe Payment Guarantee; and (iv) it will not carry on any non-life insurance business (which is prohibited under the European Communities (Non-Life Insurance) Regulations 1976 of Ireland without an authorisation) or carry on any guarantee assurance business (which is prohibited under the Markets in Financial Instruments and Miscellaneous Provisions Act 2007 of Ireland without an authorisation) in Ireland unless in each case it is the holder of an authorisation or exemption to do so.

13.	GOVERNING LAW

This Avis Europe Payment Guarantee and the construction, validity and performance of this Avis Europe Payment Guarantee shall be governed by English law.

14.	JURISDICTION

14.1	English courts

The courts of England have exclusive jurisdiction to settle any Dispute.

14.2	Convenient Forum

The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes between it and the Issuer Security Trustee and, accordingly, that it will not argue to the contrary.

14.3	Jurisdiction

Clause 14.1 (English courts) is for the benefit of the Issuer Security Trustee for the purpose of this Clause 14. As a result the Guarantor acknowledges that Clause 14.1 (English courts), does not prevent the Issuer Security Trustee from taking any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Issuer Security Trustee may take concurrent Proceedings in any number of jurisdictions.

IN WITNESS WHEREOF this Avis Europe Payment Guarantee has been executed as a deed by the Guarantor and the Issuer Security Trustee and is intended to be and is hereby delivered by it as a deed on the date specified above.

AVIS BUDGET EMEA LIMITED

/s/ Stuart Fillingham	Signature of Director
Stuart Fillingham	Name of Director

in the presence of

/s/ Judith Nicholson	Signature of witness
Judith Nicholson	Name of witness
Avis House, Park Road	Address of witness
Bracknell RS12 2EW

Company Secretary	Occupation of witness

THE COMMON SEAL OF

DEUTSCHE TRUSTEE COMPANY LIMITED

was affixed to this Deed in the presence of:

Associate Director:

/s/ Nick Rogivue

Associate Director:

/s/ Clive Rakestrow

SCHEDULE 1

DEMAND NOTICE UNDER THE AVIS EUROPE PAYMENT GUARANTEE

This Demand Notice is served pursuant to the terms of the Avis Europe Payment Guarantee (the “Avis Europe Payment Guarantee”), dated as of [—] granted by AVIS BUDGET EMEA LIMITED (the “Guarantor”) in favour of DEUTSCHE TRUSTEE COMPANY LIMITED as Issuer Security Trustee for and on behalf of the issuer secured creditors (the “Issuer Security Trustee”).

The undersigned, a duly authorised officer of the Issuer Security Trustee, hereby certifies to the Guarantor as follows:

1. [                            ] is the Issuer Security Trustee under the Guarantee.

2. The Issuer Security Trustee has been instructed to make a Demand (the “Demand”) under the Avis Europe Payment Guarantee in an amount equal to Euro              in accordance with Clause 4 of the Avis Europe Payment Guarantee.

Payment by the Guarantor pursuant to this Demand shall be made to

ABA Number                                                                          ,

Account Number                                              ,

Attention:                                                                                  ,

Re:                                                                    .

IN WITNESS WHEREOF, the [—] has executed and delivered this demand notice on this      day of         ,             .

Issuer Security Trustee

By:

Name:

Title:

By:

Name:

Title: